================================================================================

                            STOCK PURCHASE AGREEMENT

                                     between

                      COMPOST AMERICA HOLDING COMPANY, INC.

                                       and

                            WASTECO VENTURES LIMITED

                          Dated as of November 3, 1997

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions...................................................  1

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING

SECTION 2.01.  Authorization, Purchase and Sale of Shares....................  9
SECTION 2.02.  Closing  .....................................................  9

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Organization and Qualification; Subsidiaries.................. 10
SECTION 3.02.  Certificate of Incorporation and By-Laws...................... 11
SECTION 3.03.  Capitalization................................................ 11
SECTION 3.04.  Authority..................................................... 12
SECTION 3.05.  No Conflict; Required Filings and Consents.................... 12
SECTION 3.06.  Common Stock; Preferred Stock................................. 13
SECTION 3.07.  Compliance with Laws.......................................... 14
SECTION 3.08.  SEC Filings; Financial Statements............................. 14
SECTION 3.09.  Financial Statements.......................................... 15
SECTION 3.10.  Absence of Undisclosed Liabilities............................ 15
SECTION 3.11.  Absence of Certain Changes, Events and Conditions;
                 Conduct in the Ordinary Course.............................. 15
SECTION 3.12.  Employee Benefit Matters...................................... 18
SECTION 3.13.  Real Property................................................. 20
SECTION 3.14.  Tangible Personal Property.................................... 21
SECTION 3.15.  Intellectual Property......................................... 22
SECTION 3.16.  Environmental Matters......................................... 25
SECTION 3.17.  Litigation.................................................... 27
SECTION 3.18.  Insurance..................................................... 27
SECTION 3.19.  Material Contracts............................................ 29
SECTION 3.20.  Licenses and Permits.......................................... 31
SECTION 3.21.  Labor Matters................................................. 31
SECTION 3.22.  Taxes    ..................................................... 32
SECTION 3.23.  Miami Recycling and Composting Project........................ 33

SECTION 3.24.  Newark Recycling and Composting Project....................... 34
SECTION 3.25.  Private Offering.............................................. 35
SECTION 3.26.  Brokers  ..................................................... 35
SECTION 3.27.  Accuracy of Information....................................... 35

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                              WITH RESPECT TO LONGO

SECTION 4.01.  Financial Information and Material Contracts of Longo......... 36
SECTION 4.02.  Railcars, Containers and Equipment............................ 38
SECTION 4.03.  The New York City Contract.................................... 38
SECTION 4.04.  Licenses and Permits.......................................... 38
SECTION 4.05.  Longo Agreements.............................................. 39

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01.  Corporate Organization........................................ 39
SECTION 5.02.  Authority..................................................... 39
SECTION 5.03.  No Conflict; Required Filings and Consents.................... 39
SECTION 5.04.  Funds    ..................................................... 40
SECTION 5.05.  Investment Purpose............................................ 40
SECTION 5.06.  Brokers  ..................................................... 40

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01.  Use of Proceeds............................................... 41
SECTION 6.02.  Restrictions on Operation of EPIC............................. 41
SECTION 6.03.  Bedminster Matters............................................ 42

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01.  Indemnity..................................................... 43
SECTION 7.02.  Returns and Payments.......................................... 43
SECTION 7.03.  Contests ..................................................... 44

SECTION 7.04.  Time of Payment............................................... 44
SECTION 7.05.  Conveyance Taxes.............................................. 44
SECTION 7.06.  Miscellaneous................................................. 44

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING

SECTION 8.01.  Conditions to Obligations of the Purchaser.................... 45
SECTION 8.02.  Conditions to Obligations of the Company...................... 48

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.  Survival of Representations and Warranties.................... 49
SECTION 9.02.  Indemnification by the Company................................ 49
SECTION 9.03.  Indemnification by the Purchaser.............................. 52
SECTION 9.04.  Materiality................................................... 53
SECTION 9.05.  Time Period; Dollar Threshold................................. 53
SECTION 9.06.  Notice and Defense............................................ 53

                                    ARTICLE X

                              AMENDMENT AND WAIVER

SECTION 10.01.  Amendment.................................................... 54
SECTION 10.02.  Waiver  ..................................................... 54

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01.  Notices ..................................................... 54
SECTION 11.02.  Entire Agreement; Assignment................................. 56
SECTION 11.03.  Parties in Interest.......................................... 56
SECTION 11.04.  Governing Law................................................ 56
SECTION 11.05.  Jurisdiction, Etc............................................ 56
SECTION 11.06.  Headings..................................................... 56
SECTION 11.07.  Counterparts................................................. 57
SECTION 11.08.  Specific Performance......................................... 57
SECTION 11.09.  Expenses..................................................... 57

EXHIBIT A              Certificate of Designation of Preferred Stocks
EXHIBIT B              Opinion of Greenberg Traurig
EXHIBIT C              Registration Rights Agreement
EXHIBIT D              Officer's Certificate of the Company
EXHIBIT E              Officer's Certificate of the Purchaser
EXHIBIT F              The Longo Agreements
EXHIBIT G              New York City Contract Opinion
EXHIBIT H              Stockholders Agreement


DISCLOSURE SCHEDULE

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 3, 1997, between COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation (the "Company"), and WASTECO VENTURES LIMITED, a corporation organized under the laws of the British Virgin Islands ("Wasteco" or the "Purchaser").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to authorize, issue, and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Wasteco Shares and the Wasteco Common Stock (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Company intends simultaneously with the Closing of this Agreement to purchase all of the common stock of R.J. Longo Construction Co. Inc., a New Jersey corporation ("Longo"), from its shareholders Robert J. Longo, an individual ("R.J. Longo"), and The Robert J. and Andrea Longo Charitable Trust (the "Trust") (the "Longo Acquisition"); and

         WHEREAS, notwithstanding the foregoing, contemporaneously with its sale of the Longo Common Stock, R.J. Longo will retain certain assets of Longo as listed in the applicable Schedules of the Longo Agreements and this Agreement (the "Excluded Assets"); and

         WHEREAS, the Company intends to use the Purchase Price proceeds to finance the Longo Acquisition; and

         WHEREAS, upon consummation of the Longo Acquisition, the Company intends to change the name of Longo (exclusive of the Excluded Assets retained by R.J. Longo as aforesaid) to EPIC ("EPIC");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned Person.

         "Articles of Incorporation" means the Restated Articles of Incorporation of the Company, as amended through the date hereof.

         "B Preferred Shares" has the meaning specified in Section 2.01.

         "Bankruptcy Proceeding" has the meaning specified in Section 8.01.

         "Bedminster Miami" has the meaning specified in Section 6.03.

         "Board" means the Board of Directors of the Company.

         "Business" means the construction or management of enclosed organic material recycling compost manufacturing plants.

         "Business Day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time.

         "By-Laws" means the Restated By-Laws of the Company, as amended through the date hereof.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws".

         "CERCLIS" means the Comprehensive Environmental Responsive, Compensation and Liability Information System, 42 U.S.C. ss. 9616(a).

         "Closing" means the completion of the transactions specified herein relating to the purchase and sale of the Wasteco Shares and the Wasteco Common Stock as contemplated by Section 2.01 hereof.

         "Closing Date" means the date on which the Closing shall occur.

         "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collective Bargaining Agreements" has the meaning specified in Section 3.21.

         "Common Stock" means the common stock of the Company, no par value.

         "Company Loss" has the meaning specified in Section 9.03.

         "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof delivered to the Purchaser by the Company and forming a part of this Agreement.

         "EBITDA" means earnings before interest, income taxes, depreciation and amortization.

         "Encumbrance" means any security interest, pledge, mortgage, lien (including environmental liens), charge or (as determined to the best of the Company's knowledge after due inquiry) adverse claim, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding such Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

         "Environmental Laws" means any law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Business on the Real Property under any applicable Environmental Law.

         "EPIC" has the meaning specified in the recitals to this Agreement. Any reference to EPIC, before or after the expected name change referred to in the recitals to this Agreement, shall mean Longo exclusive of the Excluded Assets.

         "EPIC Option" means the option of the Purchaser to convert certain Wasteco Securities into shares of common stock of Longo as provided in the Certificate of Designation of the A and C Preferred Stock.

         "Equipment Debt Refinancing" means the refinancing of Longo's equipment debt from U.S. Bankcorp in the maximum principal amount of $10,000,000.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "Excluded Assets" has the meaning set forth in the recitals to this Agreement, as more fully defined in the Longo Agreements.

         "Financial Statements" has the meaning specified in Section 3.09.

         "GAAP" means U.S. generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

         "Governmental Authority" means any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal, judicial or arbitral body.

         "Hazardous Substances" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law in such levels beyond those permitted by applicable Environmental Laws.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, absolute or contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, other than trade obligations incurred in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Intellectual Property" means patents, patent registrations and patent applications, trademarks, service marks, trademark rights, trade names, trade name rights, registered copyrights and trade secrets owned or used by the Company or any of its Subsidiaries in the conduct of its business.

         "Interim Financial Statements" has the meaning specified in Section
3.09.

         "IRS" means the United States Internal Revenue Service.

         "Leased Real Property" means the real property leased by the Company or its Subsidiaries, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property owned by the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation or order by a Governmental Authority and those arising under any contract, agreement, commitment or undertaking.

         "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Company or any Subsidiary or Longo from a third party.

         "Longo A Preferred Shares" has the meaning specified in Section 2.01.

         "Longo Agreements" means the Stock Purchase Agreement dated September 17, 1997 among R.J. Longo, the Company and Longo together with the Stock Purchase Agreement dated the same between the Company and the Trust. The Longo Agreements are incorporated herein in their entirety by reference and form a part of this Agreement.

         "Longo Common Stock" has the meaning specified in Section 2.01.

         "Longo C Preferred Shares" has the meaning specified in Section 2.01.

         "Longo Shares" has the meaning specified in Section 2.01.

         "Loss" has the meaning specified in Section 9.03.

         "Material Adverse Effect" means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the Business, operations, properties (including intangible properties), condition (financial or otherwise), assets, Liabilities, results of operations or financial or business prospects of the Company and its Subsidiaries taken as a whole.

         "Miami Project" has the meaning specified in Section 3.23.

         "Mortgage Refinancing" means the refinancing of the existing first mortgage on the Newark Project, such refinancing occurring contemporaneously with the execution and delivery of this Agreement.

         "Multiemployer Plan" has the meaning specified in Section 3.12.

         "New York City Contract" means the Supply and Service Agreement between The City of New York Department of Environmental Protection and R.J. Longo Construction Company, Inc. d/b/a/ EPIC.

         "Newark Project" has the meaning specified in Section 3.24.

         "Owned Intellectual Property" means all Intellectual Property in and to which the Company or any Subsidiary holds, or has a right to hold, any right, title and interest.

         "Owned Real Property" means the real property owned by the Company or its Subsidiaries, together with all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Person" means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Plans" has the meaning specified in Section 3.12.

         "Preferred Stock" means the shares of Preferred Stock Series A of the Company, no par value, the shares of Preferred Stock Series B of the Company, no par value and the shares of Preferred Stock Series C of the Company, no par value, which shall have the rights and terms set forth in Exhibit A hereto.

         "Preferred Stock Series A" means the Series A Preferred Stock of the Company, no par value.

         "Preferred Stock Series B" means the Series B Preferred Stock of the Company, no par value.

         "Preferred Stock Series C" means the Series C Preferred Stock of the Company, no par value.

         "Purchase Price" has the meaning specified in Section 2.01.

         "Purchaser Loss" has the meaning specified in Section 9.02.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 3, 1997, between the Company and the Purchaser.

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

         "Remedial Action" means all action to (i) clean up, remove, treat or handle in any other way Hazardous Substances in the environment; (ii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the environment; or (iii) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring on, about or in any Real Property with respect to any Release of Hazardous Substances.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Stockholders Agreement" means the Stockholders Agreement, dated as of November 3, 1997, among the Company, the Purchaser and certain shareholders of the Company.

         "Subsidiary" or "Subsidiaries" means any corporation, partnership, joint venture or other legal entity of which the Company or any other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Longo shall be considered for all purposes to be a Subsidiary of the Company regardless of whether the Closing or the closing of the Longo Acquisition has yet taken place.

         "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, vehicles, railcars and other tangible personal property.

         "Tax" or "Taxes" means all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Wasteco A Preferred Shares" has the meaning specified in Section 2.01.

         "Wasteco Common Stock" has the meaning specified in Section 2.01.

         "Wasteco C Preferred Shares" has the meaning specified in Section 2.01.

         "Wasteco Shares" has the meaning specified in Section 2.01.

         "Wasteco Securities" means the Wasteco Common Stock and the Wasteco Shares.

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING
                      ------------------------------------

         SECTION 2.01. Authorization, Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, the Company shall authorize, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) 130,000 shares of Preferred Stock Series A (the "Wasteco A Preferred Shares") representing 77% of the authorized Preferred Stock Series A, (ii) 70,000 shares of Preferred Stock Series C (the "Wasteco C Preferred Shares"), representing 77% of the authorized Preferred Stock Series C and (iii) 11,490,609 shares of Common Stock (the "Wasteco Common Stock"), for an aggregate Purchase Price of $20 million. The Wasteco A Preferred Shares and the Wasteco C Preferred Shares are sometimes hereinafter referred to as the "Wasteco Shares". The aggregate of the purchase price for the Wasteco A Preferred Shares, the Wasteco C Preferred Shares and the Wasteco Common Stock is sometimes hereinafter referred to as the "Purchase Price".

         Contemporaneously with the issuance of the Wasteco Shares and the Wasteco Common Stock, the Company is also issuing to R.J. Longo (i) 39,000 shares of Preferred Stock Series A (the "Longo A Preferred Shares") representing the remaining 23% of the authorized Preferred Stock Series A, (ii) 21,000 shares of Preferred Stock Series C (the "Longo C Preferred Shares") representing the remaining 23% of the authorized Preferred Stock Series C and (iii) 3,447,182 shares of Common Stock (the "Longo Common Stock") for an aggregate purchase price of $6,000,000. The Longo A Preferred Shares and the Longo C Preferred Shares are sometimes hereinafter referred to as the "Longo Shares".

         The Company also has outstanding 801,000 shares of Preferred Stock Series B (the "B Preferred Shares").

         The Wasteco Shares and the Longo Shares shall have the rights and terms set forth in Exhibit A hereto.

         SECTION 2.02. Closing. (a) The Closing of the purchase and sale of the Wasteco Shares and the Wasteco Common Stock shall take place upon the satisfaction of the conditions set forth herein at the offices of Greenberg Traurig, 153 East 53rd Street, New York, New York 10022, or at such other time and place as the Company and the Purchaser may mutually agree in writing.

         (b) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing the Wasteco Shares and the Wasteco Common Stock registered in the name of the Purchaser (or its designee);
(ii) the certificates
referred to in Sections 8.01(a) and (d); (iii) the legal opinions referred to in Sections 8.01(k) and (o); (iv) a receipt for the Purchase Price; (v) other documents referred to in Section 8.01; and (vi) such other documents as the Purchaser shall reasonably request.

         (c) At the Closing, the Purchaser shall deliver to the Company: (i) the Purchase Price, by wire transfer, to an account or accounts designated by the Company at least three Business Days prior to the Closing Date; (ii) the certificate referred to in Section 8.02(a); and (iii) a receipt for the Wasteco Shares and the Wasteco Common Stock.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to the Purchaser that:

         SECTION 3.01. Organization and Qualification; Subsidiaries. The Company, Longo and each of its other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, and has the requisite power and authority to own, lease and operate their properties and carry on their business in all material respects as presently owned or conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. Schedule 3.01(a) of the Disclosure Schedule sets forth a complete and correct list of each of the Subsidiaries of the Company and each Affiliate of the Company, excluding Longo, and Schedule 3.01(b) sets forth the same information as to Longo and its Subsidiaries and Affiliates. Each such Subsidiary is wholly owned by the Company, unless otherwise indicated in
Schedule 3.01(a) of the Disclosure Schedule, or by Longo, except as indicated in
Schedule 3.01(b) of the Disclosure Schedule, which Schedules set forth all other owners of each such Subsidiary not wholly owned by the Company and Longo, including their percentage of ownership in such entity and further explain any differences between the percentage of such ownership and any rights of such owner with respect to the cash flow of such entities and further including all Persons who have any rights to become such owner in the future. Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or Longo owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, the Company or Longo is not a member of (nor is any part of its business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement.

         SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to the Purchaser as to itself and Longo and as to each other Subsidiary a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended through the date hereof, each of which is in full force and effect as of the date hereof. The Company is not in violation of any of the provisions of the Certificate of Incorporation or By-Laws, and Longo and its other Subsidiaries are not in violation of any of the provisions of their charters of incorporation, by-laws or equivalent organizational documents.

         SECTION 3.03. Capitalization. (a) As of the close of business on November 2, 1997, the authorized capital stock of the Company consists of (x) 25,000,000 shares of preferred stock, of which 401,000 shares of Preferred Stock Series B are issued and outstanding, and 800,000 Shares of Preferred Stock Series B are reserved for issuance upon conversion of convertible notes and (y) 50,000,000 shares of Common Stock, of which (i) 20,487,563 are issued and outstanding, (ii) no shares of Common Stock are held in the treasury of the Company, (iii) an aggregate of 1,201,000 shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock Series B, and (iv) other than options with respect to the Longo Agreements and employment and consulting agreements related thereto, 9,336,080 shares of Common Stock are reserved for options, warrants or other similar rights pursuant to those agreements listed on
Schedule 3.03(b)(1) attached hereto (for a total of 31,024,643 Common Stock issued and reserved for issuance).

         (b) Except as set forth in this Section 3.03 or in Schedule 3.03(b)(1) of the Disclosure Schedule as to the Company, Schedule 3.03(b)(2) as to Longo and Schedule 3.03(b)(3) as to other Subsidiaries or Affiliates of the Company, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company, Longo or any of its other Subsidiaries or Affiliates is a party or obligating the Company, Longo or any of its other Subsidiaries or Affiliates to issue or sell any shares of capital stock of, or other equity interests in, the Company, Longo or any of its other Subsidiaries or Affiliates. Except as set forth in Schedule 3.03(b) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company, Longo or any of its other Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any of the capital stock of the Company, Longo or any other Subsidiary or Affiliate or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or Affiliate or any other entity. Each of the outstanding shares of capital stock of each of Longo and the Company's other Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company, directly or indirectly, free and clear of all Encumbrances except as set forth in Schedule 3.03(b)(4) of the Disclosure Schedule.

         (c) Except as set forth on Schedule 3.03(c) of the Disclosure Schedule and as set forth herein, neither the Company nor any of its Subsidiaries and Affiliates or Longo is a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

         (d) Schedule 3.03(d) of the Disclosure Schedule contains a complete and accurate list of the names and the addresses of each Person owning shares of capital stock of the Company, Longo and each other Subsidiary representing 5% or more of the outstanding shares of Common or Preferred Stock of such company, as the case may be, and the corresponding number of shares and the certificate number evidencing such shares owned by such Person as of September 30, 1997.

         (e) Except as otherwise disclosed in the Longo Agreements, none of the Persons listed on Schedule 3.03(d) of the Disclosure Schedule, and no officer or director of the Company, Longo or any other Subsidiary and no relative or spouse who resides with, or is a dependent of, any such Person, has any interest in any business enterprise (other than the Company or any Subsidiary) which engages in any of the businesses in which the Company or any of its Subsidiaries engage or which are suppliers to, or purchasers from, the Company or its Subsidiaries.

         (f) Schedule 303(f) of the Disclosure Schedule set forth the terms and conditions (including, without limitation, any rights and preferences) of the B Preferred Shares.

         SECTION 3.04. Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder including the issuance of the Wasteco Shares and the Wasteco Common Stock. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser and payment for the Wasteco Shares and the Wasteco Common Stock as contemplated by this Agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         SECTION 3.05. No Conflict; Required Filings and Consents. (a) Assuming the satisfaction of the conditions set forth in Article VIII hereof, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement (including, without limitation, the consummation of the transactions contemplated hereunder and the exchange, conversion or redemption, if any, of the Preferred Stock) will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of Longo or any of the Company's other Subsidiaries, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, Longo or any of its other Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company, Longo or any of its other Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company, Longo or any of its other Subsidiaries is a party, or by which the Company, Longo or any of its other Subsidiaries or its or any of their respective properties are bound or affected, except as disclosed in Schedule 3.05(a) of the Disclosure Schedule and except in the case of clauses (ii), (iii) and (iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect.

         (b) Except as disclosed in Section 3.05(b) of the Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require (i) any consent, approval, authorization or permit of, or filing (other than filings, if any, required on Form 8-K and Form 10-C with the Securities and Exchange Commission (the "SEC")) with action by, or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Company or Longo or any of its other Subsidiaries, or (ii) approval by the holders of any class or series of capital stock of the Company.

         SECTION 3.06. Common Stock; Preferred Stock. Assuming all conditions set forth in Article VIII are satisfied, following the consummation of the transactions hereunder, all shares of Common Stock and Preferred Stock subject to issuance pursuant to this Agreement (including, without limitation, the Common Stock issuable upon conversion of the Series C Preferred Stock), upon issuance against payment for the shares of Preferred Stock as contemplated by this Agreement or upon conversion of the Series C Preferred Stock into Common Stock or upon conversion of the Wasteco Shares and the Wasteco Common Stock into common stock of Longo, as the case may be, shall (a) be duly authorized, validly issued, fully paid and nonassessable and (b) not be subject to any Encumbrances. With respect to the shares of Common Stock, such shares shall have accorded to them full voting rights in accordance with the Articles of Incorporation of the Company and New Jersey law. With respect to the shares of Series C Preferred Stock, such shares will be convertible into shares of Common Stock and will have certain voting rights in accordance with the terms of the Preferred Stock. With respect to the EPIC Option, shares of the Preferred Stock will be convertible into shares of Common Stock of Longo in accordance with the terms of the Preferred Stock.

         SECTION 3.07. Compliance with Laws. Except as set forth in Schedule
3.07 of the Disclosure Schedule, neither the Company nor Longo nor any of its other Subsidiaries is in conflict with, or in violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or Longo or any of its other Subsidiaries or by which the Company or Longo or any of its other Subsidiaries or any of its or their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.08. SEC Filings; Financial Statements. The Company has filed all forms, reports, statements and documents required to be filed with the SEC since April 30, 1995 (the "Company SEC Reports"). The Company SEC Reports (i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be, and (ii) except as disclosed in Section 3.08 of the Disclosure Schedule, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Longo or the Company's other Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each presents fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Except as would not have a Material Adverse Effect, and except for (i) liabilities reflected in the Company SEC Reports or in Schedule 3.08 of the Disclosure Schedule, (ii) liabilities incurred in the ordinary course of business of the Company and its Subsidiaries subsequent to April 30, 1997, (iii) liabilities incurred with respect to the Mortgage Refinancing and (iv) liabilities incurred with respect to the Equipment Debt Refinancing, the Company and its Subsidiaries have no liabilities that are material to the Company and its Subsidiaries, taken as a whole, and there is no existing condition or set of circumstances that could reasonably be expected to result in any such liability.

         SECTION 3.09. Financial Statements. True and complete copies of (i) the audited consolidated balance sheets of the Company for each of the fiscal years ended as of April 30, 1996 and April 30, 1997, and the related audited consolidated statements of income, cash flows and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon or management letters from the Company's accountants (collectively, the "Financial Statements"), (ii) the unaudited balance sheets of the Company for the fiscal quarter ended July 31, 1997, and the related unaudited statements of income cash flows, and changes in financial positions of the Company for each, together with all related notes and schedules thereto, which statements include all material known adjustments as of the date of such statements, subject to ordinary year-end adjustments which in the aggregate would not be material (collectively referred to herein as the "Interim Financial Statements") and (iii) the schedule of Indebtedness of the Company (the "Debt Schedule") as set forth in Schedule 3.09 of the Disclosure Schedule, as well as an aging of accounts payable, have been delivered by the Company to the Purchaser (including, without limitation, with respect to each debt, (i) the amount, (ii) the scheduled principal payments and (iii) the date of maturity of such instrument) and the Company and its Subsidiaries are current in all their Indebtedness as set forth in the Debt Schedule. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and throughout the periods involved and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries other than Longo, and the results of the operations and cash flows of the Company and the Subsidiaries other than Longo as of the dates thereof or for the periods covered thereby (subject, in the case of Interim Financial Statements, to normal and recurring year-end adjustments).

         SECTION 3.10. Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Company or its Subsidiaries other than Longo (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or in the footnotes thereto prepared in accordance with GAAP, other than liabilities (a) reflected in or reserved against on the Financial Statements or Interim Financial Statements or the notes thereto, (b) described in Schedule 3.10 of the Disclosure Schedule or otherwise disclosed in Schedule 3.11 of the Disclosure Schedule or (c) incurred by the Company or any of its Subsidiaries other than Longo in the ordinary course of business subsequent to September 30, 1997.

         SECTION 3.11. Absence of Certain Changes, Events and Conditions; Conduct in the Ordinary Course. (a) Since July 31, 1997, except as disclosed in
Schedule 3.11 of the Disclosure Schedule, there has not been any change having a Material Adverse Effect. Except as disclosed in Schedule 3.11 of the Disclosure Schedule, there are no conditions known to the Company existing, with respect to the markets, proposed marketing plans, facilities, capabilities or personnel of the Company, that reasonably could be expected to have a Material Adverse Effect.

         (b) Since July 31, 1997, the Company, Longo and the other Subsidiaries have been operated, consistent with funds made available to them under their financing facilities, if any, only in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, except as disclosed in Schedule 3.11(b) of the Disclosure Schedule, neither the Company nor Longo or any of its other Subsidiaries has, since July 31, 1997:

               (i) made any change in any method of accounting or accounting practice or policy used by the Company or Longo, other than such changes required by GAAP that are identified in Schedule 3.11(b)(i) of the Disclosure Schedule;

               (ii) consistent with funds made available to it under its financing facilities, if any, made any material changes in the customary methods of operations of the Company, Longo or any other Subsidiary, including practices and policies relating to purchasing, inventory, marketing, selling or pricing;

               (iii) failed to maintain the Company's, Longo's or any other Subsidiary's Tangible Personal Property in good repair, ordinary wear and tear excepted;

               (iv) redeemed any of the Company's, Longo's or any other Subsidiary's capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of the Company's or any Subsidiary's capital stock or otherwise other than regular dividends paid by Longo in the ordinary course of business and consistent with past practice and except as contemplated by the Longo Agreements;

               (v) other than with respect to the Mortgage Refinancing and the issuance of Preferred Stock Series A, Series B and Series C as listed in Schedule 3.11(b) of the Disclosure Schedule, issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company, Longo or any other Subsidiary;

               (vi) except as disclosed in Schedule 3.11(b) of the Disclosure Schedule, amended or restated the Company's or Longo's or any Subsidiary's Certificate of Incorporation or By-Laws;

               (vii) other than with respect to the Longo Acquisition, the Mortgage Refinancing and the Equipment Debt Refinancing, merged with, been merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person, or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any Person or any division or line of business thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

               (viii) other than with respect to the Longo Acquisition, the Mortgage Refinancing and the Equipment Debt Refinancing, permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company, Longo or any other Subsidiary to be subjected to any Encumbrance;

               (ix) other than with respect to the Longo Acquisition, the Mortgage Refinancing and the Equipment Debt Refinancing, made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any Person;

               (x) other than with respect to the Longo Acquisition, made any capital expenditure or commitment for any capital expenditure in excess of $100,000 individually or $250,000 in the aggregate;

               (xi) other than in connection with the Longo Acquisition, entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

               (xii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.11(b), except for those contemplated by this Agreement and the Longo Acquisition;

               (xiii) allowed any permit or Environmental Permit that was issued or relates to the Company, Longo or any other Subsidiary, or that otherwise relates to any Asset, to lapse or terminate, or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

               (xiv) other than with respect to the Longo Acquisition, the Mortgage Refinancing, the Equipment Debt Refinancing and the New York City Contract, incurred any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate;

               (xv) amended, modified or consented to the termination of any Material Contract or the Company's, Longo's or any other Subsidiary's rights thereunder;

               (xvi) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company, Longo or any other Subsidiary has any right, title, interest or license;

               (xvii) failed to pay any creditor any material amount owed to such creditor when due;

               (xviii) except as contemplated by the Longo Acquisition, sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than a sale in the ordinary course of business consistent with past practice;

               (xix) except with respect to the employment agreements listed on
          Schedule 3.11(b) of the Disclosure Schedule, (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, Longo or any other Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of the Company, Longo or such other Subsidiary;

               (xx) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalued any assets of the Company, Longo or any other Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

               (xxi) except as contemplated by the Longo Acquisition, amended, terminated, cancelled or compromised any material claims of the Company, Longo or any other Subsidiary or waived any other rights of substantial value to the Company, Longo or any other Subsidiary; or

               (xxii) suffered any Material Adverse Effect.

         SECTION 3.12. Employee Benefit Matters. (a) Plans and Material Documents. Schedule 3.12(a) of the Disclosure Schedule lists all employee benefit plans (as defined under Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company, Longo, or any other Subsidiary is a party, with respect to which the Company, Longo, or any other Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company, Longo, or any other Subsidiary for the benefit of any current or former employee, officer or director of the Company, Longo, or any other Subsidiary (collectively, the "Plans"). The Company has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of the following: (i) each trust or other funding arrangement,
(ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, if applicable. Except as set forth in Schedule 3.12(a) of the Disclosure Schedule, the Company, Longo or any other Subsidiary does not have any express or implied commitment, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or
(iii) to modify, change or terminate any Plan (other than with respect to a modification, change or termination required by ERISA or the Code), that would impose any material additional cost on the Company, Longo or any other Subsidiary.

         (b) Absence of Certain Types of Plans. Except as set forth in Schedule 3.12(b) of the Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) or a plan intended to be qualified under Section 401(a) or 401(k) of the Code. Except as set forth in Schedule 3.12(b) of the Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company, Longo or any other Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" of the Company, within the meaning of such term under Section 280G of the Code. Except as set forth in
Schedule 3.12(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company, Longo or any other Subsidiary except to the extent required by law. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and the Company, Longo and any other Subsidiary and each of their officers, employees and agents who are "fiduciaries" (within the meaning of Section 3(21) of ERISA) with respect to the Plans have always acted in accordance with the provisions of all applicable law, including, without limitation, ERISA and the Code; and the Company, Longo or any other Subsidiary has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no knowledge of any material default with regard to or material violation by any party to, any Plan. Except as disclosed on Schedule 3.12(c) of the Disclosure Schedule, no material legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

         (d) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that could give rise to any material liability being imposed on the Company, Longo or any other Subsidiary. The Company, Longo or any other Subsidiary has not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such material liability. Except as set forth in Schedule 3.12(d) of the Disclosure Schedule, the Company, Longo or any other Subsidiary has not incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or any single employer plan, and, to the best knowledge of the Company after due inquiry, no fact or event exists which could reasonably be expected to give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan.

         (e) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan on or before the date of this Agreement have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes (to the extent deductible) and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

         SECTION 3.13. Real Property. (a) Schedule 3.13(a) of the Disclosure Schedule contains a list of all of the Owned Real Property. The Company, Longo or any other Subsidiary, as the case may be, has valid fee interests in all of its Owned Real Property and good and marketable title thereto, and such Owned Real Property is owned by the Company, Longo or such Subsidiary free and clear of all Encumbrances except (i) as set forth on Schedule 3.13(a) of the Disclosure Schedule and (ii) Encumbrances for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

         (b) Schedule 3.13(b) of the Disclosure Schedule contains a list of all of the Leased Real Property and a list of all leases and subleases pertaining to such Leased Property including all agreements in which the Company, Longo or any other Subsidiary has an option to purchase or Lease any real property. Except as described in such Section of the Disclosure Schedule, (i) there is no material violation of any law, rule or regulation by the Company, Longo or any other Subsidiary, as the case may be, or known to the Company, Longo or any other Subsidiary, as the case may be, relating to any of the Leased Real Property,
(ii) the Company, Longo or any other Subsidiary, as the case may be, is in peaceful and undisturbed possession of the Leased Real Property, and, so long as the lease remains in effect, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used and (iii) the Company, Longo or any other Subsidiary, as the case may be, has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Company, Longo or any other Subsidiary assigned its interest under any lease or sublease listed in Schedule 3.13(b) of the Disclosure Schedule to any third party.

         (c) The Company has, or has caused to be, delivered to the Purchaser true and complete copies of all leases and subleases listed in Schedule 3.13(b) of the Disclosure Schedule. Each of such leases and subleases is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and, except as set forth on Schedule 3.13(c) of the Disclosure Schedule, the Company, Longo or any other Subsidiary, as the case may be, is not in material default or breach of (with or without the giving of notice or the passage of time) any such leases or subleases. To the knowledge of the Company, no third party is in material breach of any of such leases or subleases.

         SECTION 3.14. Tangible Personal Property. (a) Schedule 3.14(a) of the Disclosure Schedule contains a list of all Tangible Personal Property valued at $5,000 or more used in the Business or owned or leased by the Company, Longo and its other Subsidiaries. Except for changes made in the ordinary course of business since April 30, 1995, the Company, Longo or any such Subsidiary owns such Tangible Personal Property reflected on the Financial Statements, free and clear of all Encumbrances, except as described in Schedule 3.14(a) of the Disclosure Schedule.

         (b) Schedule 3.14(b) of the Disclosure Schedule contains a list of all leased Tangible Personal Property requiring lease payments of $25,000 or more per year leased by the Company, Longo and its other Subsidiaries. Except for changes made in the ordinary course of business since April 30, 1997 as would not materially adversely affect the present use of such leased Tangible Personal Property or as would not have a Material Adverse Effect, with respect to each such lease:

               (i) such lease is in full force and effect and is a legal, valid and binding obligation of the Company, Longo or the Subsidiary party thereto, and is enforceable by the Company, Longo or such Subsidiary in accordance with its terms;

               (ii) the Company, Longo or such Subsidiary is in peaceful and undisturbed possession of the Tangible Personal Property subject to such lease; and

               (iii) there has been no notice of default under any lease received by the Company, Longo or such Subsidiary that is still in effect; none of the Company, Longo or any other Subsidiary is in material breach or default of any such lease; and no event has occurred that, with a notice or lapse or time or both, would constitute such a material default or permit the termination, modification or acceleration of such lease.

         SECTION 3.15. Intellectual Property. (a) Schedule 3.15(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark registration or application for trademark registration thereof, of all Owned Intellectual Property (except unregistered copyrights), and
Schedule 3.15(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Schedule 3.15(a)(i) of the Disclosure Schedule, in each case where a trademark registration or patent or application for trademark registration or patent listed in Schedule 3.15(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the state or national Trademark Office from which the original trademark registration issued or before which the application for trademark registration is pending, or the assignment has been duly recorded in the national or international Patent Office from which the original patent issued or before which the application for patent is pending. Except as disclosed in Schedule 3.15(a)(iii) of the Disclosure Schedule, to the best knowledge of the Company after due inquiry, the rights of the Company, Longo or any other Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and none of the Company, Longo or any other Subsidiary has received any claim or written notice from any Person to such effect.

         (b) Except as disclosed in Schedule 3.15(b) of the Disclosure Schedule,
(i) all the Owned Intellectual Property is owned by the Company, Longo or another Subsidiary, as the case may be, free and clear of any Encumbrance and the Company, Longo or such Subsidiary, as the case may be, holds the entire right, title, and interest in and to same, and (ii) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before a Governmental Authority has been made or asserted or is pending (or, to the best knowledge of the Company after due inquiry, threatened) against the Company, Longo or any other Subsidiary either (A) based upon, or challenging or seeking to deny or restrict the use by the Company, Longo or any such Subsidiary of, any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company, Longo or any such Subsidiary are being provided, manufactured or sold in violation of any rights of any Person. To the best knowledge of the Company after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Owned Intellectual Property, and no Person is making, using, selling, publishing or copying anything that infringes upon the Owned Intellectual Property or upon the rights of the Company, Longo or any other Subsidiary therein. Except as disclosed in Schedule 3.15(b) of the Disclosure Schedule, none of the Company, Longo or any other Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property.

         (c) The Company represents and warrants to the Purchaser that, except as disclosed in Schedule 3.15(c) of the Disclosure Schedule, none of the Company, Longo, or any other Subsidiary nor any operation of the business of the Company, Longo or any other Subsidiary infringes any patent, trademark, service mark, copyright or similar right of any Person, nor has the Company, Longo or any other Subsidiary misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any Person.

         (d) The Company represents and warrants to the Purchaser that, to the best knowledge of the Company after due inquiry, except as disclosed in Schedule 3.15(d) of the Disclosure Schedule, no Person has made any claim or allegation that any of the Company, Longo or any other Subsidiary infringes any patent, trademark, service mark, copyright or similar right of any Person or has misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any person.

         (e) With respect to all Licensed Intellectual Property and Owned Intellectual Property, to the best knowledge of the Company after due inquiry, the registered user provisions of all nations requiring such registrations have been complied with in all material respects. With respect to all owned Intellectual Property and Licensed Intellectual Property, all required maintenance fees or annuities have been paid in a timely manner.

         (f) The Company has, or has caused to be, delivered to the Purchaser correct and complete copies of all the material licenses and sublicenses for all Licensed Intellectual Property listed in Schedule 3.15(a)(ii) of the Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

               (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.15(f), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) except as otherwise set forth in Schedule 3.15(a)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) except as otherwise disclosed in Schedule 3.15(a)(ii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) none of the Company, Longo or any other Subsidiary has received any notice or threat of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company, Longo or any such Subsidiary thereunder, (B) none of the Company, Longo or any other Subsidiary has received any notice of a breach of or default under such license or sublicense, which breach or default has not been cured, and (C) none of the Company, Longo or any such Subsidiary has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

               (iv) none of the Company, Longo, any other Subsidiary or (to the best knowledge of the Company after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority has been made or asserted or is pending (or, to the best knowledge of the Company after due inquiry, threatened) against the Company, Longo or any other Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company, Longo or any such Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks or in violation of any other rights of any Person; and

               (vi) except as set forth on Schedule 3.15(f) of the Disclosure Schedule, to the best knowledge of the Company after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Licensed Intellectual Property, and no Person is making, using, selling, publishing or copying anything that infringes upon the Licensed Intellectual Property or upon the rights of the Company, Longo or any other Subsidiary thereto.

         (g) The Company is not aware of anything or any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

         (h) The Intellectual Property described in Schedules 3.15(a)(i) and
(ii) of the Disclosure Schedule constitutes all the Intellectual Property used or held or intended to be used by the Company, Longo or any other Subsidiary and constitutes all such Intellectual Property necessary for the conduct of the Business, and there are no other items of Intellectual Property that are material to the Company, Longo or any other Subsidiary or the Business.

         SECTION 3.16. Environmental Matters. Except as set forth on Schedule
3.16 of the Disclosure Schedule:

               (a) All facilities and property presently owned or leased by the Company, Longo or any of its other Subsidiaries are, and continue to be, owned and operated by the Company, Longo and its other Subsidiaries in material compliance with all applicable Environmental Laws. All past noncompliance with Environmental Laws or Environmental Permits has been resolved without any material pending, ongoing or future obligation, cost or liability, and except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to be material to the Company, Longo or any other Subsidiary or the Business.

               (b) None of the Company, Longo or any of its other Subsidiaries has received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws, and there are no circumstances that can reasonably be expected to form the basis of any such environmental claim, complaint or request.

               (c) There have been no material releases, as defined under any Environmental Laws, of Hazardous Substances that give rise to necessary costs of response at, on, from or under any property now or previously owned or leased by the Company, Longo or any of its other Subsidiaries during the period in which any such property was owned or leased by the Company, Longo or any other Subsidiary.

               (d) Except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, the Company, Longo and its other Subsidiaries have been issued and are in material compliance with all Environmental Permits, orders, administrative consent orders and any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances material to the operation of their businesses.

               (e) None of the Company, Longo or any of its other Subsidiaries has received notice that property presently owned or leased, or previously owned or leased, by the Company or any of its Subsidiaries is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

               (f) None of the Company, Longo or any of its other Subsidiaries has transported or arranged for the transportation of any Hazardous Substances to any location that is listed on the National Priorities List or any similar state list, nor has any of them received notice of pending or threatened claims as a result of transporting or arranging to transport Hazardous Substances to any location, except insofar as such transportation or arrangement is not likely to be material to the Company, Longo or any other Subsidiary or the Business.

               (g) Except as is not likely to be material to the Company, Longo or any other Subsidiary or the Business, there are no polychlorinated biphenyls (other than those that may be contained in lighting ballasts or electrical transformers that are labeled, operated and maintained in accordance with all Environmental Laws) or asbestos-containing materials present at any property now or previously owned or leased by the Company or by Longo or by any other Subsidiary during the period in which any such property was owned or leased by the Company or by Longo or by another Subsidiary.

               (h) To the best of the Company's knowledge after due inquiry, none of the Company, Longo or any of its other Subsidiaries has received notice of pending or threatened claims against the Company, Longo or any of its other Subsidiaries arising out of any operations, action, inaction or status of any previously divested property, whether or not the subject of any indemnity, under any Environmental Laws or involving any Hazardous Substances.

               (i) The Company has provided the Purchaser with copies of (a) any environmental assessment or audit reports or other similar studies or analyses with respect to the Company, Longo and its other Subsidiaries relating to the Business and the Real Property, and (b) all insurance policies issued at any time that may provide coverage to the Company, Longo or any other Subsidiary or the Business for environmental matters.

               (j) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any remedial action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the New Jersey Industrial Site Recovery Act.

         SECTION 3.17. Litigation. Schedule 3.17 of the Disclosure Schedule sets forth any pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened Actions by or against the Company, Longo or any other Subsidiary or Affiliate before any Governmental Authority, or to which any of the respective properties of the Company, Longo or any other Subsidiary or any Affiliate is or would be subject, except for Actions known to the best knowledge of the Company after due inquiry by executives of the Company relating to product warranty or safety claims, involving claims for damages of not more than $20,000 and the Excluded Assets. Schedule 3.17 of the Disclosure Schedule also indicates those Actions that (a) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (b) relate to, or could affect the legality or validity of, this Agreement or the transactions contemplated hereby. Except as set forth in Schedule 3.17 of the Disclosure Schedule, there are no material citations, fines or penalties heretofore asserted against the Company, Longo or its other Subsidiaries under any federal, state or local law that remain unpaid or that otherwise bind the assets of the Company, Longo or its other Subsidiaries.

         SECTION 3.18. Insurance. (a) Schedule 3.18(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company, Longo or any other Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

               (i) the name, address and telephone number of the agent or broker;

               (ii) the name of the insurer and the names of the principal insured and each named insured;

               (iii) the policy number and the period of coverage;

               (iv) the type, scope (including an indication of whether the coverage was on a claims-made, occurrence or other basis) and amount of coverage (including a description of how deductibles, retentions and aggregates are calculated and operate); and

               (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

         (b) Except as disclosed in Schedule 3.18(b) of the Disclosure Schedule, with respect to each such insurance policy: (i) except for policies that have expired under their terms in the ordinary course, it is in full force and effect; (ii) neither the Company nor Longo nor any other Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof; and (iv) to the best knowledge of the Company after due inquiry, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poor's, Inc.

         (c) Schedule 3.18(c) of the Disclosure Schedule sets forth all risks against which the Company, Longo or any other Subsidiary is self-insured or that are covered under any risk-retention program in which the Company, Longo or any other Subsidiary participates, together with details for the last five years of the Company's, Longo's and each other Subsidiary's loss experience with respect to such risks.

         (d) Except as disclosed in Schedule 3.18(d) of the Disclosure Schedule, all material assets, properties and risks of the Company, Longo and each other Subsidiary are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company, Longo or such Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company, Longo or such other Subsidiary, as the case may be.

         (e) At no time subsequent to April 30, 1995 has the Company, Longo or any other Subsidiary (i) been denied any insurance or indemnity bond coverage that it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or, except as set forth in Schedule 3.18(e) of the Disclosure Schedule, received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Schedule 3.18(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. To the best knowledge of the Company after due inquiry, since April 30, 1995, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company, Longo or any other Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

         (f) At the time of the Closing, all insurance policies currently in effect will be outstanding and duly in force.

         (g) To the best knowledge of the Company after due inquiry, no insurance policy listed in Section 3.18(a) of the Disclosure Schedule will cease to be legal, valid, binding and enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

         SECTION 3.19. Material Contracts. (a) Schedule 3.19(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company and the Subsidiaries other than Longo (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Schedule 3.13(a) or 3.13(b) of the Disclosure Schedule to which the Company or any Subsidiary other than Longo is a party and all agreements relating to Intellectual Property set forth in Schedule 3.15(a) of the Disclosure Schedule, being "Material Contracts"):

               (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or any Subsidiary other than Longo or otherwise related to the Business that (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended April 30, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

               (ii) each contract and agreement for the sale of inventory or other personal property or for the furnishing of services by the Company or any Subsidiary other than Longo that (A) is likely to pay or otherwise give consideration of more than

         $100,000 in the aggregate during the calendar year ended April 30, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary other than Longo is a party;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary other than Longo is a party and that are not cancelable without penalty or further payment and without more than 30 days' notice;

               (v) all contracts and agreements relating to Indebtedness of the Company or any Subsidiary other than Longo;

               (vi) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary other than Longo is a party;

               (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary other than Longo to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (viii) all contracts and agreements between or among the Company or any Subsidiary other than Longo or any Affiliate of the Company; and

               (ix) all other contracts and agreements, whether or not made in the ordinary course of business that are material to the Company, any Subsidiary other than Longo or the conduct of the Business, or the loss of which contract or agreement would have a Material Adverse Effect.

         For purposes of this Section 3.19 and Sections 3.13, 3.14 and 3.15, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

         (b) Each Material Contract (i) is valid and binding on the Company and/or any Subsidiary, as applicable, and, to the best knowledge of the Company after due inquiry, on the other parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedule 3.05(b) of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

         (c) There is no continuing act of nonperformance by any other party to any Material Contract that constitutes a breach thereof or a default thereunder.

         (d) Except as set forth in Schedule 3.19(d) of the Disclosure Schedule (including but not limited to the Excluded Assets), there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company or any Subsidiary.

         SECTION 3.20. Licenses and Permits. Except as would not have a Material Adverse Effect, the Company has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its businesses as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

         SECTION 3.21. Labor Matters. Except for the agreements listed in
Schedule 3.21 of the Disclosure Schedule (the "Collective Bargaining Agreements"), none of the Company, Longo or any other Subsidiary is a party to any currently effective collective bargaining or other labor union contract. To the best knowledge of the Company after due inquiry, except as disclosed on
Schedule 3.21 of the Disclosure Schedule, none of the Company, Longo or any other Subsidiary has materially breached or otherwise materially failed to comply with any provision of any Collective Bargaining Agreement. To the best knowledge of the Company after due inquiry, except as set forth in Schedule 3.21 of the Disclosure Schedule, there are presently no (a) material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, or the terms and conditions of employment, wages and hours of the Company, Longo or any other Subsidiary; (b) unfair labor practices or other unlawful employment practices and no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company, Longo or any other Subsidiary before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority; (c) strikes, picketings, slowdowns or work stoppages or organizational attempts actually pending, threatened against or involving the Company, Longo or any other Subsidiary; or (d) material issues with respect to union representation pending or threatened with respect to the employees of the Company, Longo or any other Subsidiary.

         SECTION 3.22. Taxes. (a) Except as set forth in Schedule 3.22 of the Disclosure Schedule, (i) (A) all returns and reports in respect of Taxes ("Tax Returns" or "Returns") required to be filed with respect to the Company and each Subsidiary (including any consolidated federal income Tax Returns and state and local income or franchise Tax Returns that include the Company or any Subsidiary on a consolidated, combined or unitary ("combined") basis) have been timely filed; (B) all Taxes shown to be payable on such Returns or otherwise due, and all assessments of Tax made against the Company and each Subsidiary with respect to such Returns, have been paid; (C) all such Returns are true, correct and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Company or any Subsidiary, after due inquiry, no basis exists for any such adjustment; (ii) there are no pending or, to the best knowledge of the Company and/or any Subsidiary after due inquiry, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary; (iii) there are no Tax liens on any assets of the Company or any Subsidiary; (iv) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which the Company or any Subsidiary may be subject; (v) there are no outstanding requests for information made by a Tax authority to the Company or any Subsidiary; (vi) neither the Company nor any Subsidiary has been advised by any Tax authority of any proposed reassessments of the value (or other Tax base) of any property owned by the Company or any Subsidiary that could materially increase the amount of a property Tax to which the Company or any Subsidiary would be subject; (vii) the Company and any Subsidiary have made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable state or local Tax provision; (viii) all Taxes required to be withheld, collected or deposited by or with respect to the Company or any Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax authority; (ix) neither the Company nor any Subsidiary is doing business in, or engaged in a trade or business in, any jurisdiction in which it has not filed all required Tax Returns; (x) the Company is not, is not likely to be and has not been subject to Tax in any foreign jurisdiction; and (xi) no Subsidiary organized under the laws of any foreign jurisdiction is, is likely to be or has been engaged in the conduct of a trade or business in the United States for purposes of section 864, 875, 882 or 884 of the Code.

         (b) Except as set forth in Schedule 3.22(b) of the Disclosure Schedule,
(i) no consent under section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (ii) at the Closing Date the Company will not be a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code; (iii) neither the Company nor any Subsidiary has income reportable for a taxable period ending after the Closing Date, but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to such date, that resulted in a deferred reporting of income from such transaction or change; (iv) neither the Company nor any Subsidiary has been a "passive foreign investment company" within the meaning of section 1296 of the Code, and (v) neither the Company nor any Subsidiary has been, at any time after April 30, 1995, a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         (c) Schedule 3.22(c) of the Disclosure Schedule (i) lists by type all income, franchise and other material Tax Returns or extensions thereof (federal, state, local, and foreign) filed with respect to each of the Company and any Subsidiary for taxable periods ended on or after April 30, 1995; (ii) indicates for which jurisdictions Returns have been filed on a combined basis for the taxable period ended on or after April 30, 1997, and the companies joining in such Returns; (iii) indicates the most recent income, franchise, or other material Tax Returns for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and (iv) indicates all Tax Returns that currently are the subject of an audit.

         (d) Schedule 3.22(d) of the Disclosure Schedule lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit or excess charitable contribution allocable to the Company and each Subsidiary as of December 31, 1996.

         (e) Except as set forth on Schedule 3.22(e) of the Disclosure Schedule, reserves and allowances have been provided on the Financial Statements and the Interim Financial Statements that are adequate to satisfy all Liabilities for Taxes relating to the Company and any Subsidiary for periods through the date of such financial statements.

         (f) The Company has delivered or made available to the Purchaser correct and complete copies of all federal, state and local Tax Returns of the Company or extensions thereof and any Subsidiary for periods ending on or after April 30, 1995, and correct and complete copies (or summaries) of all examination reports, correspondence with Tax authorities, statements of deficiencies assessed against, or agreed to by, the Company or any Subsidiary since April 30, 1995, and correct and complete copies of any formal or informal tax sharing arrangement to which the Company or any Subsidiary is a party.

         SECTION 3.23. Miami Recycling and Composting Project (the "Miami Project"). The Company, through its subsidiary, Miami Recycling and Composting Company ("MRCC"), is duly negotiating with (i) Black & Veatch with respect to providing the engineering, design, procurement, construction, start-up and testing of the Miami Project at a guaranteed price, with a guaranteed completion date, and including Black and Veatch's responsibility for liquidated damages, and (ii) Professional Services Group with respect to the provision of operations, maintenance and management services for the Miami Project. The Company, through MRCC, has obtained the following material permits and approvals: (i) a Solid Waste Recycling Facility permit from the Florida Department of Environmental

Protection ("FDEP") that requires only minor modification; (ii) an approval for the issuance of a Class VI permit from the Dade County Department of Environmental Resource Management ("DERM") for storm water management; and (iii) a determination by the Dade County Building and Planning Department that the modified plan is "substantially in accordance" with the original submission, which will allow previous permits and approvals regarding site configuration to retain validity. The Company, through MRCC, is in the process of obtaining the following material permits and approvals that will be obtained before the Miami Project startup: (i) a Joint Air Permit from FDEP and DERM; (ii) an approval for its Wetlands Mitigation Plan from FDEP, DERM and the U.S. Army Corps of Engineers; (iii) a Management and Storage of Storm Water Permit from FDEP; (iv) an approval for the railroad crossing leading to the Miami Project site from the Florida Department of Transportation; and (v) an approval for the final Miami Project plat from the Dade County Planning Department and the Dade County Department of Public Works. The Company, through MRCC, has procured a 30-year put-or-pay contract from the City of Miami for a guaranteed supply of about 80% of the Miami Project's permitted municipal solid waste volume, at the cost of a one-time host fee of $1,000,000 which has been paid. Other contracts for the supply of waste materials are in the process of being procured.

         SECTION 3.24. Newark Recycling and Composting Project (the "Newark Project"). The Company, through Newark Recycling and Composting Company ("NRCC"), is duly negotiating with (i) Black & Veatch with respect to providing the engineering, design, procurement, construction, start-up and testing of the Newark Project at a guaranteed price, with a guaranteed completion date, and including Black and Veatch's responsibility for liquidated damages, and (ii) Professional Services Group with respect to the provision of operations, maintenance and management services for the Newark Project. The Company, through NRCC, has obtained the following material permits and approvals: (i) from the City of Newark and local authorities (A) Final Site Plan Approval, (B) Soil Erosion and Sediment Control Permit and (C) Treatment Works Approval; (ii) from Essex County, approval for inclusion in the Essex County Solid Waste Plan; and
(iii) from the State of New Jersey (A) NJPDES Permit, (B) Air Quality Permit,
(C) Treatment Works Approval, (D) Stream Encroachment Waiver, (E) General Permit 11, (F) inclusion in the State Solid Waste Plan and (G) Disclosure Statement Review. The Company, through NRCC, is in the process of obtaining the following permits and approvals: (i) from the City of Newark and local authorities (A) Uniform Construction Permit for modified Facility design through Black and Veatch, (B) approval for Sewer Extension from Domestic Treatment Works and (C) Industrial User Permit and (ii) a Class C Recycling Permit from the State of New Jersey. The Company, through NRCC, is in the process of procuring contracts for the supply of biosolids from municipalities and other generators of waste materials, including the City of New York. Some existing permits may need to be modified based on the facility's final configuration.

         SECTION 3.25. Private Offering. (a) Assuming the accuracy of the representations and warranties of the Purchaser, the sale of the Wasteco Shares and the Wasteco Common Stock hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

         (b) Other than a press release with respect to the Longo Acquisition, no form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any other Person acting on behalf of the Company in respect of the Wasteco Shares and the Wasteco Common Stock or in connection with the offer and sale of the Wasteco Shares and the Wasteco Common Stock.

         SECTION 3.26. Brokers. Except for Andersen, Weinroth & Co., L.P. and Quirk Carson Peppet Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Company. Such fee or commission is the sole responsibility of the Company.

         SECTION 3.27. Accuracy of Information. The Company has provided the Purchaser with all the information reasonably available to it that the Purchaser has requested for deciding whether to purchase the Wasteco Shares and the Wasteco Common Stock and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. The Company is not aware of any facts pertaining to the Company, Longo or any other Subsidiary or its business that could have a Material Adverse Effect and that have not been disclosed in this Agreement, the Disclosure Schedule of the Financial Statements or otherwise disclosed to the Purchaser in writing. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------
                              WITH RESPECT TO LONGO
                              ---------------------

         In addition to the representations and warranties in Article III, the Company further represents and warrants to the Purchaser that:

         SECTION 4.01. Financial Information and Material Contracts of Longo.
(a) True and complete copies of (i) the audited balance sheet of Longo for each of the fiscal years ended as of December 31, 1995 and December 31, 1996 and the related audited statements of income, retained earnings, stockholders' equity and changes in financial position of Longo, together with all related notes and schedules thereto, accompanied by the reports thereon of Longo's accountants, and (ii) the unaudited balance sheet of Longo as of June 30, 1997, and the related unaudited statements of income, retained earnings, stockholders' equity and changes in financial position of Longo, together with all related notes and schedules thereto, have been delivered by the Company to the Purchaser. Such financial statements (i) were prepared in accordance with the books of account and other financial records of Longo, (ii) present fairly the consolidated financial condition and results of operations of Longo as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Longo and
(iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Longo and the results of operations of Longo as of the dates thereof or for the periods covered thereby.

         (b) True and complete copies of (i) the unaudited combining balance sheet of Longo, reflecting Longo's construction operations combined with its EPIC operations, for each of the fiscal years ended as of December 31, 1995 and December 31, 1996 and the related unaudited combining statement of income of Longo, and (ii) the unaudited combining balance sheet of Longo, reflecting Longo's construction operations combined with its EPIC operations as of June 30, 1997, and the related unaudited combining statement of income of Longo have been delivered by the Company to the Purchaser. Such combining statements (i) were prepared in accordance with the books of account and other financial records of Longo, (ii) present fairly the combined financial condition and results of operations of Longo as of the dates thereof or for the periods covered thereby,
(iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Longo, (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Longo and the results of operations of Longo as of the dates thereof or for the periods covered thereby, and (v) present fairly the financial condition and results of operations of EPIC, as set forth in the column designated for EPIC operations, as of the dates thereof or for the periods covered.

         (c) Schedule 4.01 of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Longo (such contracts and agreements to which Longo is a party, being "Material Contracts of Longo"):

               (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Longo which (A) is likely to pay or otherwise give consideration of more than

          $100,000 in the aggregate during the calendar year ending December 31, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

               (ii) each contract and agreement for the sale of inventory or other personal property or for the furnishing of services by Longo which (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1997, or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Longo is a party;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which Longo is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

               (v) all contracts and agreements relating to the indebtedness of Longo;

               (vi) all contracts and agreements with any Governmental Authority to which Longo is a party;

               (vii) all contracts and agreements that limit or purport to limit the ability of Longo to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (viii) all contracts and agreements between or among Longo and EPIC or R.J. Longo or the Trust or any Affiliate of R.J. Longo or the Trust;

               (ix) all contracts and agreements between or among Longo or R.J. Longo and the Company or any Subsidiary of the Company;

               (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to Longo, or the loss of which contract or agreement would have an effect materially adverse to Longo's business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of Longo taken as a whole; and

               (xi) the New York City Contract.

         (d) Each Material Contract of Longo: (i) is valid and binding on Longo and, to the best knowledge of the Company after due inquiry, on the other parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. Longo is not in breach of, or in default under, any Material Contract of Longo.

         (e) To the best knowledge of the Company after due inquiry, there is no continuing act of nonperformance by any other party to any Material Contract of Longo which constitutes a breach thereof or a default thereunder.

         (f) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of Longo.

         (g) Except as set forth on Schedule 4.01 of the Disclosure Schedule, there are no Material Contracts of Longo (as hereinabove defined) or agreements (including, without limitation, oral and informal arrangements) to which Longo is a party.

         SECTION 4.02. Railcars, Containers and Equipment. Schedule 4.02 of the Disclosure Schedule lists all equipment owned by Longo which is material to the conduct of the businesses of Longo. Such equipment of Longo, including, but not limited to, all railcars and containers of Longo (the "Longo Equipment"), (i) is structurally sound, in good operating condition and repair, and suitable for the purposes for which it is used and intended; (ii) has been maintained in accordance with good business practices and is sufficient for the continued conduct of Longo's businesses consistent with past practice of Longo; and (iii) is not in need of maintenance, repair or replacement except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         SECTION 4.03. The New York City Contract. The New York City Contract
(i) has been executed and delivered by the parties thereto and is in full force and effect (ii) no defaults exist thereunder, (iii) the Company has received notice to proceed from the City of New York and (iv) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

         SECTION 4.04. Licenses and Permits. (a) Schedule 4.04 of the Disclosure Schedule lists all governmental licenses, permits and other governmental authorizations and approvals required for Longo's usage of railroads and other channels of interstate commerce in its business as now conducted.

         (b) Longo has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its business and its usage of all national railroads and other channels of interstate commerce in its businesses (including the EPIC business) as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

         SECTION 4.05. Longo Agreements. The Longo Agreements attached hereto as Exhibit F are hereby incorporated by reference as part of this Agreement and are an authentic, true and complete copy of the Longo Agreements as executed.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

                  The Purchaser represents and warrants to the Company that:

         SECTION 5.01. Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, organized for the purpose of investing in the Company, and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. The Purchaser agrees that it will not enter into or become involved in any business that would be in competition with the Business.

         SECTION 5.02. Authority. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Purchaser and the purchase of the Wasteco Shares and the Wasteco Common Stock as provided in Section 2.01 hereof by the Purchaser hereunder have been duly and validly authorized by all necessary corporate action of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the purchase of the Wasteco Shares and the Wasteco Common Stock by the Purchaser as contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming its due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         SECTION 5.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of the Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which it or its properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of the Purchaser.

         (b) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

         SECTION 5.04. Funds. The Purchaser has and, immediately prior to the Closing, will have the funds necessary to consummate the purchase of the Wasteco Shares and the Wasteco Common Stock hereunder.

         SECTION 5.05. Investment Purpose. The Wasteco Shares and the Wasteco Common Stock purchased by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any sale or distribution (within the meaning of the Securities Act) of the Wasteco Shares and the Wasteco Common Stock or any part thereof other than a contemplated transfer of the Wasteco Shares and the Wasteco Common Stock to a partnership to be incorporated under the laws of Delaware, as soon as practicable after the Closing. The Purchaser agrees at all times to sell or otherwise dispose of all or any part of the Wasteco Shares and the Wasteco Common Stock so acquired by the Purchaser (and any securities issued in exchange therefor) only pursuant to a registration or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws.

         SECTION 5.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         SECTION 6.01. Use of Proceeds. (a) The Company covenants and agrees that the Purchase Price proceeds shall be used, in full accordance with the Longo Agreements, exclusively to finance the Longo Acquisition and any remaining funds thereof shall be used solely as working capital of the Company and (b) before distributing any dividends from the Equipment Debt Refinancing to the Company, the Company shall use the proceeds from the Equipment Debt Refinancing to repay in full (i) all equipment debt of EPIC outstanding on October 31, 1997 and (ii) the loan of R.J. Longo for $1,000,000.

         SECTION 6.02. Restrictions on Operation of EPIC. The Company covenants and agrees that, prior to the expiration of the EPIC Option, without the prior written consent of the Purchaser, neither the Company nor any Subsidiary will perform, with respect to EPIC, (i) any of the actions enumerated in clauses (i),
(ii), (iii), (v), (vi), (vii), (viii), (xii), (xvi), (xvii), (xviii), (xx) and
(xxi) of Section 3.11(b) and (ii) the following actions:

               (A) redeem any of Longo's capital stock or declare, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of the Company's or any Subsidiary's capital stock or otherwise except (i) as contemplated by the Longo Agreements and (ii) the following:

                           1. upon receipt, up to a maximum of $2,000,000 of Equipment Debt Refinancing proceeds and the $1,000,000 loan of R. J. Longo shall be distributed to the Company;

                           2.       monthly dividends inclusive of tax
                                    distributions no greater than 75% of EBITDA less capital expenditures incurred for maintenance and less debt service including principal and interest on all EPIC debts (excluding existing secured equipment debts and the $1,000,000 loan of R. J. Longo to be repaid out of the Equipment Debt Refinancing proceeds) until June 30, 1998;

                           3. effective July 1, 1998 monthly dividends inclusive of tax distributions no greater than 40% of EBITDA less capital expenditures incurred for maintenance and less debt service, including principal and interest on all EPIC debts until the difference between the 75% set forth in subsection (2) above and the 40% set forth in this subsection (3) equals $3,000,000; and

                           4. after $3,000,000 has been accumulated pursuant to subsection (3) above, dividends up to 75% of EBITDA less capital expenditures incurred for maintenance and less debt services including principal and interest on all EPIC debts may be paid,

               (B) other than with respect to the Longo Acquisition, the Mortgage Refinancing and the Equipment Debt Refinancing, make any loan to, guarantee any indebtedness of or otherwise incur any indebtedness on behalf of any Person in excess of $50,000 individually or $100,000 in the aggregate;

               (C) other than with respect to the Longo Acquisition, make any capital expenditure or commitment for any capital expenditure in excess of $250,000 individually or $500,000 in the aggregate;

               (D) other than with respect to the Longo Acquisition, enter into any agreement, arrangement or transaction with any of its directors, officers, employees (other than in connection with their employment agreements) or shareholders (or with any relative, beneficiary, spouse or Affiliate of any such Person);

               (E) other than with respect to the Longo Acquisition, the Mortgage Refinancing, the Equipment Debt Refinancing and the New York City Contract, incur any Indebtedness in excess of $250,000 individually or $500,000 in the aggregate;

               (F) materially amend, modify or consent to the termination of any Material Contract or Longo's or rights thereunder or enter into any new Material Contract on behalf of Longo; or

               (G) except with respect to the employment agreements listed on
          Schedule 3.11(b) of the Disclosure Schedule (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Longo to any of its senior management employees, including, without limitation, any increase or change pursuant to any Plan or (B) establish or increase or promise to increase any benefits for such senior management under any Plan, in either case except as required by law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of Longo.

         SECTION 6.03. Bedminster Matters. The Company covenants and agrees that it will enter into a legally enforceable agreement with Bedminster Seacor Services Miami Corporation ("Bedminster Miami") limiting and restricting Bedminster Miami's interest in the Miami Project to not more than $145,000 of cash payments in any fiscal year. Any amount in excess of such payment in any fiscal year, shall be considered a Loss for purposes of Section 9.02(a)(x).

                                   ARTICLE VII

                                   TAX MATTERS
                                   -----------

         SECTION 7.01. Indemnity. (a) The Company and any Subsidiary agree to indemnify and hold harmless the Purchaser against the following Taxes and against any loss (including, without limitation, loss of value of the Purchaser's stock investment in the Company), damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company or any Subsidiary with respect to taxable periods of such corporation ending on or before the Closing Date; and (ii) Taxes imposed on any member of any affiliated group with which any of the Company and any Subsidiary file or have filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before the Closing Date (together, hereinafter "Purchaser Tax Loss").

         (b) The right of the Purchaser to be indemnified pursuant to this
Section 7.01 shall be subject to the dollar limitations contained in Section 9.05(b). Claims relating to Tax matters and claims for indemnity covered by
Article IX shall be aggregated for the purpose of applying those limitations.

         (c) The amount of any Purchaser Tax Loss shall be the amount of Taxes and other items described in Section 7.01 multiplied by a factor equal to the percentage interest of the Purchaser in the Preferred Stock Series A of the Company at the date of the Closing, except that in the event of a Loss arising out of the acquisition of Longo, for which there is not a full indemnification to the Company by R.J. Longo, the amount shall be 100% of such claim.

         SECTION 7.02. Returns and Payments. The Company shall prepare and file or otherwise furnish to the appropriate Tax authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns, reports or forms relating to the Company and any Subsidiary that are due on or before, or relate to any taxable period ending on or before, the Closing Date. Returns of the Company and any Subsidiary not yet filed for any taxable period that begins before the Closing Date shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to the Company and any Subsidiary (except to the extent counsel for the Company determines there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed or an item so reported without being subject to penalties).

         SECTION 7.03. Contests. (a) After the Closing, the Company (or any Subsidiary) shall promptly notify the Purchaser in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the Company or any Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this
Article VII.

         (b) The Purchaser shall have the right to participate in any audit or administrative or judicial proceedings to which the Company (or any Subsidiary) may become a party that are reasonably likely to result in an obligation on the part of the Company (or any Subsidiary) to the Purchaser under this Article VII.

         (c) The Company (or any Subsidiary) shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the Purchaser for such year or a subsequent year without the written consent of the Purchaser, which consent may not be unreasonably withheld.

         SECTION 7.04. Time of Payment. Payment by the Company to the Purchaser of any amounts due under this Article VII in respect of Taxes shall be made within three Business Days following the earliest of (i) an agreement between the Company (or any Subsidiary) and the Purchaser that an indemnity amount is payable; (ii) payment by the Company or any Subsidiary of any Taxes which payment gives rise to an indemnity obligation pursuant to this Article VII; or
(iii) a "determination" as defined in section 1313(a) of the Code giving rise to an indemnity obligation pursuant to this Article VII. If liability under this
Article VII is in respect of costs or expenses other than Taxes, payment by the Company (or any Subsidiary) of any amounts due under this Article VII shall be made as soon as the amount can reasonably be determined.

         SECTION 7.05. Conveyance Taxes. The Company shall be liable for and shall hold the Purchaser harmless against any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Company to comply with the foregoing.

         SECTION 7.06. Miscellaneous. (a) The Company (and any Subsidiary) and the Purchaser agree to treat all payments made to the Purchaser under this
Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         (b) Notwithstanding any provision herein to the contrary, the obligations of the Company and any Subsidiary to indemnify and hold harmless the Purchaser pursuant to this Article VII, and the representations and warranties contained in Section 3.22, shall terminate at the close of business on the 180th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

         (c) From and after the date hereof, the Company and any Subsidiary shall not without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent) make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would affect the Company or any Subsidiary.


                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING
                            -------------------------

         SECTION 8.01. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

               (a) Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct in all respects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing,
          (ii) all the agreements and covenants contained in this Agreement to be performed or complied with by the Company at or before the Closing shall have been performed or complied with in all material respects and (iii) the Purchaser shall have received a certificate of the Company in the form of Exhibit D hereto, signed by the Chief Executive Officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

               (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency, and no other action taken or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchaser, the Company, Longo or any of its other Subsidiaries or Affiliates, by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of the transactions hereunder (including, without limitation, the purchase of the Wasteco Shares and the Wasteco Common Stock and the conversion or redemption of the Preferred Stock); (ii) prohibiting or materially limiting the ownership of the Wasteco Shares and the Wasteco Common Stock; (iii) imposing material limitations on the ability of the Purchaser to exercise full rights of ownership of any of the Wasteco Shares and the Wasteco Common Stock, including, without limitation, the right to vote any shares of Common Stock; (iv) requiring divestiture by the Purchaser of any Wasteco Shares or the Wasteco Common Stock; or (v) preventing the Purchaser from consummating the transactions contemplated hereby.

               (c) Resolutions. The Purchaser shall have received a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               (d) Incumbency Certificate of the Company. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

               (e) Consents and Approvals. The Purchaser and the Company shall have received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third-party consents and estoppel certificates identified to the Company, which the Purchaser in its sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement.

               (f) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Company, Longo and of each other Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date other than an amendment to the Certificate of Incorporation of the Company filed contemporaneously with the execution of this Agreement with respect to the number of Board members and the filing of the Certificates of Designation with respect to the Wasteco A Preferred Shares, the Wasteco C Preferred Shares, and the Longo Shares and (ii) the By-laws (or similar organizational documents) of the Company, Longo and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity.

               (g) Good Standing; Qualification to Do Business. The Purchaser shall have received good standing certificates for the Company, for Longo and for each other Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of the Company, Longo or any other Subsidiary, or the operation of its business in such jurisdiction, requires the Company or Longo or any other Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date.

               (h) Calamities. There shall not have occurred and be continuing
          (i) any general suspension of, or limitation on prices for or trading in securities on any United States securities exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that materially adversely affects the ability of the Purchaser to purchase the Wasteco Shares and the Wasteco Common Stock hereunder, or
          (iv) a commencement of a war or armed hostilities or other national or international calamity directly involving the United States.

               (i) Bankruptcy; Insolvency; Etc. No proceeding shall have been instituted or consented to by or against the Company or Longo or any other subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (each such action being a "Bankruptcy Proceeding"), and none of the Company, Longo or any other subsidiary shall have taken any corporate action to authorize any Bankruptcy Proceeding.

               (j) No Material Adverse Effect. No fact, event or condition (financial or otherwise) shall have occurred with respect to the Company, Longo or any of its other Subsidiaries having, individually or in the aggregate, a Material Adverse Effect.

               (k) Opinion. The Purchaser shall have received an opinion from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a professional corporation, substantially to the effect of Exhibit B hereto.

               (l) Registration Rights Agreement. The Registration Rights Agreement, in the form of Exhibit C, shall have been executed and delivered by the parties thereto.

               (m) Filing of Corporate Certificates; Adoption of By-laws. The Company shall have adopted and filed with the Secretary of State of New Jersey a certificate of incorporation in a form satisfactory to the Purchaser. Further, the Company shall have adopted By-laws in a form satisfactory to the Purchaser.

               (n) Due Diligence. The Purchaser shall have completed all its business, legal, accounting and environmental due diligence with respect to the Company and the Subsidiaries and shall, in its sole and absolute judgment, be satisfied with the results thereof.

               (o) New York Contract Opinion. The Purchaser shall have received an opinion from Fischbein, Badillo, Wagner and Itzler, a professional corporation, substantially to the effect of Exhibit G hereto.

               (p) Phase I Environmental Study. The Phase I Environmental Study on the Miami Project shall have been completed and the Purchaser shall have received such study and shall, in its sole and absolute judgment, be satisfied with the results thereof.

               (q) Stockholders Agreement. The Stockholders Agreement, in the form of Exhibit H, shall have been executed and delivered by the parties thereto.

         SECTION 8.02. Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

               (a) Representations and Warranties. (i) The representations and warranties of the Purchaser contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing,
          (ii) all the agreements and covenants contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto to be performed or complied with by the Purchaser at or before the Closing shall have been performed or complied with in all material respects and (iii) the Company shall have received a certificate of the Purchaser in the form of Exhibit E hereto, signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

               (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.


                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

         SECTION 9.01. Survival of Representations and Warranties. The representations and warranties of the Company in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate, Financial Statement, Interim Financial Statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents") shall survive the Closing until the second anniversary of the Closing Date, except that the covenants contained in Section
6.03 and all claims arising by reason of or in connection with a failure by the Company to issue sufficient shares of Common Stock to the Purchaser (as further set forth in section 9.02(c)) shall survive the closing until the seventh anniversary of the Closing Date. Neither the period of survival nor the liability of any party with respect to the parties' representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

         SECTION 9.02. Indemnification by the Company. (a) The Purchaser, its Affiliates and their successors and assigns and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each, an "Indemnified Party") shall be indemnified and held harmless by the Company for any and all Liabilities, losses, depreciation in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Purchaser Loss") arising out of or resulting from:

               (i) the material breach of any representation or warranty made by the Company contained in the Acquisition Documents; or

               (ii) the material breach of any covenant or agreement by the Company contained in the Acquisition Documents; or

               (iii) material liabilities of the Company or any Subsidiary not reflected on the Financial Statements or the Interim Financial Statements, whether arising before or after the Closing Date, arising from or relating to the ownership or actions or inactions of the Company or such Subsidiary or the conduct of their respective businesses prior to the Closing; or

               (iv) material liabilities of the Company, Longo or any other Subsidiary, whether arising before or after the Closing Date, arising from or relating to any of the Disclosure Schedules or listed in Articles III and IV herein; or

               (v) material liabilities of Longo not reflected in Longo and EPIC financial statements delivered to Purchaser in accordance with Section
          4.01 herein, whether arising before or after the Closing Date, arising from or relating to the ownership or actions or inactions of Longo on the conduct of its respective businesses prior to the Closing; or

               (vi) any and all Losses suffered or incurred by the Purchaser, the Company, Longo or any other Subsidiary by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company or Longo occurring or existing prior to the Closing; or

               (vii) any and all Losses suffered or incurred by the Purchaser, the Company, Longo or any other Subsidiary by reason of or in connection with any claim, cause of action, cancellation, breach or invalidity of the New York City Contract; or

               (viii) (A) any and all Remedial Actions after the Closing relating to any Release of Hazardous Materials into the Environment or on or about the Real Property prior to the Closing to the extent any such Remedial Action is required under any Environmental Law or by any Governmental Authority or is necessary to prevent or abate a significant risk to human health or the environment; (B) any and all Environmental Claims arising at any time that relate to the business or the operation of the Company or Longo or any other Subsidiary prior to the Closing; or (C) any and all noncompliances with or violations of any applicable Environmental Law or Environmental Permit by the Company or Longo or any other Subsidiary prior to the Closing;

               (ix) any diminution in value of any asset of the Company, Longo or any other subsidiary as a result of an expense incurred by the Company, Longo or any other subsidiary arising out or resulting from the causes enumerated in this Section 9.02(a); or

               (x) any and all losses, suffered or incurred by the Purchaser, the Company, or any Subsidiary by reason of or in connection with any breach of the covenants contained in Section 6.03.

To the extent that the Company's undertakings set forth in this Section 9.02 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser, the Company, Longo and the Subsidiaries.

         Notwithstanding anything to the contrary in this Article IX, the rights and obligations of the parties with respect to any and all Tax matters shall be governed by Article VII. In particular, this Article IX shall not apply to any indemnity to which the Purchaser may be entitled under Section 7.01 (relating to Taxes), except to the extent specified therein.

         (b) An Indemnified Party shall give the Company notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Company under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: (i) if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Company notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice, provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article IX except to the extent the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX and (ii) if the Company acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party, provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Company. In the event the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the Company's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Company. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Company's expense, all such witnesses, records, materials and information in the Company's possession or under the Company's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Company without the prior written consent of the Indemnified Party.

         (c) Purchaser Loss as to any matter arising under clauses (i) through
(x) of Section 9.02(a) shall be conclusively measured by the Loss to the Company, Longo or the other Subsidiary incurring such Loss multiplied by the percentage interest of the Purchaser in the Preferred Stock Series A of the Company at Closing, except that, in the event of a Loss arising out of the Acquisition of Longo, for which there is not a full indemnification to the Company by R.J. Longo, the Loss shall be 100% of such claim, and in the event of a failure by the Company to issue sufficient shares of Common Stock to the Purchaser, the Loss shall be 100% of such claim which may be settled in the sole and absolute discretion of the Purchaser in the form of issuance of additional shares of Common Stock to the Purchaser by the Company.

         SECTION 9.03. Indemnification by the Purchaser. The Company, and its Affiliates, officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless by the Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by them (hereinafter, a "Company Loss" and, together with a Purchaser Loss, a "Loss"), arising out of or resulting from:

               (a) the breach of any representation or warranty made by the Purchaser contained herein or in any document delivered by the Purchaser hereunder at the Closing; or

               (b) the breach of any covenant or agreement by the Purchaser contained herein.

         SECTION 9.04. Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnity provisions of this
Article IX, the amount of any Purchaser Loss or Company Loss arising from the breach of such representation, warranty, covenant or agreement shall be the entire amount of any such Loss actually incurred by the respective indemnitee as a result of such breach and not just that portion of such Loss that exceeds the relevant level of materiality.

         SECTION 9.05. Time Period; Dollar Threshold. (a) The indemnification obligations of the Company and the Purchaser under this Article IX shall continue for the same period of survival specified in Section 9.01 for each such representation and warranty and shall terminate with the expiration of the applicable survival period for each such representation, warranty and covenant. Any claim or demand against the Company or the Purchaser which is pending or asserted at or prior to the expiration of any survival period may continue to be asserted and indemnified against.

         (b) Neither the Company nor the Purchaser shall be entitled to indemnification under this Article IX unless and until the aggregate amount of the claims against the other party exceeds $500,000. If the aggregate amount of such claims against either party exceeds $750,000, then that party may claim indemnification for the entire aggregate amount of such claims. Notwithstanding the foregoing, the dollar limitations contained in this Section 9.05(b) shall not apply to the claims for indemnity covered by Section 9.02(a)(x).

         (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Company arising out of or resulting from the causes enumerated in
Section 9.02(a) shall be $5,000,000. Notwithstanding the foregoing, the dollar limitations contained in this Section 9.05(c) shall not apply to any claims for indemnity covered by Section 9.02(a)(x).

         (d) Notwithstanding anything to the contrary contained in this Agreement, any claim for Indemnifiable Losses which may be recovered from the Company arising out or resulting from the failure of the Company to issue to the Purchaser sufficient shares of Common Stock shall not be subject to the dollar limitations contained in Section 9.05(b) and (c).

         SECTION 9.06. Notice and Defense. Each party shall within 90 days of learning of any asserted liability or damage claimed to give rise to indemnification hereunder notify the party obligated to indemnify it hereof in writing provided, however, that the failure of the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. If the indemnifying party fails to defend such matter diligently, the indemnified party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at it own cost and expense.


                                    ARTICLE X

                              AMENDMENT AND WAIVER
                              --------------------

         SECTION 10.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 10.02. Waiver. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.


                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

         SECTION 11.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to the Purchaser:

                  Wasteco Ventures Limited
                  Citco Building, Wickhams Cay
                  P.O. Box 662
                  Road Town
                  Tortola, British Virgin Islands

                  with copies to:

                  Wafra Investment Advisory Group Inc.
                  9 West 57th Street, 38th Floor
                  New York, New York  10019
                  Attention:  Mr. John T. Shea
                  Fax:  (212) 486-2678
                  Telephone:  (212) 759-3700

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022

                  Attention:  Arthur Norman Field, Esq.
                  Fax:  (212) 848-7179
                  Telephone:  (212) 848-4000

         (b)      if to the Company:

                  Compost America Holding Company, Inc.
                  320 Grand Avenue
                  Englewood, New Jersey  07631
                  Fax:  (201) 541-1303
                  Telephone:  (201) 541-9393

                  with a copy to:

                  Greenberg Traurig
                  2005 Market Street
                  Suite 2050
                  Philadelphia, PA  19103
                  Fax:  (215) 988-7801
                  Telephone:  (215) 988-7805

         SECTION 11.02. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, including the Letter of Intent dated August 15, 1997 between Wafra Investment Advisory Group, Inc. and the Company. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to an Affiliate without the consent of the Company.

         SECTION 11.03. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 11.05. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York state court or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 11.06. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.07. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 11.09. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses whether or not the Closing shall have occurred.

         IN WITNESS WHEREOF, the Purchaser and the Company have each caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                              COMPOST AMERICA HOLDING COMPANY, INC.



                              By:  /s/ Roger E. Tuttle
                                  -----------------------------------------
                                   Title:  President



                              WASTECO VENTURES LIMITED



                              By:  /s/ John T. Shea
                                  -----------------------------------------
                                   Title:

                                                                       EXHIBIT A

                 Certificate of Designation of Preferred Stocks
                 ----------------------------------------------

                                                                       EXHIBIT B

                          Opinion of Greenberg Traurig
                          ----------------------------

                                                                       EXHIBIT C

                          Registration Rights Agreement
                          -----------------------------

                                                                       EXHIBIT D

                      Officer's Certificate of the Company
                      ------------------------------------


                      COMPOST AMERICA HOLDING COMPANY, INC.

                              Officer's Certificate
                              ---------------------

         I, _________________, [President and Chief Executive Officer] of Compost America Holding Company, Inc., a New Jersey corporation (the "Company"), hereby certify after due inquiry, that:

               1. The representations and warranties of the Company in the Stock Purchase Agreement, dated as of November 3, 1997 (the "Stock Purchase Agreement"), between the Company and Wasteco Ventures Limited, a corporation organized under the laws of the British Virgin Islands, are true and correct as of the date hereof in all material respects.

               2. The Company has complied, in all material respects, with all of the agreements to be complied with by the Company pursuant to the Stock Purchase Agreement at or prior to the date hereof.

         IN WITNESS WHEREOF, I have hereunto signed my name as of the 3rd day of November, 1997.

                              ____________________________________
                              Name: ______________________________

                              Title:   [President and Chief
                                       Executive Officer]

                                                                       EXHIBIT E

                     Officer's Certificate of the Purchaser
                     --------------------------------------


                            WASTECO VENTURES LIMITED

                              Officer's Certificate
                              ---------------------


         I, John T. Shea, attorney-in-fact of Wasteco Ventures Limited, a corporation organized in the British Virgin Islands (the "Purchaser"), hereby certify after due inquiry, that:

               1. The representations and warranties of the Purchaser in the Stock Purchase Agreement, dated as of November 3, 1997 (the "Stock Purchase Agreement"), between the Purchaser and Compost America Holding Company, Inc., a New Jersey corporation, are true and correct as of the date hereof in all material respects.

               2. The Purchaser has complied, in all material respects, with all of the agreements to be complied with by the Purchaser pursuant to the Stock Purchase Agreement at or prior to the date hereof.

         IN WITNESS WHEREOF, I have hereunto signed my name as of the 3rd day of November, 1997.


                                        Name:  John T. Shea
                                        Title:  Attorney-in-fact

                                                                       EXHIBIT F

                              The Longo Agreements
                              --------------------

                                                                       EXHIBIT G

                         New York City Contract Opinion
                         ------------------------------

                                                                       EXHIBIT H

                             Stockholders Agreement
                             ----------------------